Exhibit 99.1

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Employees Break New Ground by Ratifying Agreements

With their ratification of new collective bargaining agreements, employees see brighter future with Deere

MOLINE, IL (November 17, 2021) —The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) has informed Deere & Company (NYSE: DE) that its production and maintenance employees have voted to ratify new six-year collective bargaining agreements that cover more than 10,000 workers at 14 facilities across the United States.

“I’m pleased our highly skilled employees are back to work building and supporting the industry-leading products which make our customers more profitable and sustainable,” said John C. May, Chairman and Chief Executive Officer for Deere. “John Deere’s success depends on the success of our people. Through our new collective bargaining agreements, we’re giving employees the opportunity to earn wages and benefits that are the best in our industries and are groundbreaking in many ways. We have faith that, in return, our employees will find new and better ways to improve our competitiveness and transform the way our customers do their work. Together, our future is bright.”

Please visit one.deere.com for details on the ratified agreements.